Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2020 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2020 and the year ended December 31, 2019 have been prepared to show the impact of the completion of the acquisition of State Capital Corp. (“SCC”), including the issuance of 2,453,827 shares of BancPlus Corporation (“BancPlus”) common stock, par value $1.00 share (“BancPlus common stock”), to SCC stockholders, on BancPlus’s historical financial position and results of operations. The unaudited pro forma combined condensed consolidated financial information assumes that the transaction is accounted for under the purchase method of accounting, and that BancPlus will record the assets and liabilities of SCC at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined condensed consolidated financial statements set forth the information as if the SCC acquisition had become effective on March 31, 2020, with respect to the unaudited pro forma combined condensed consolidated balance sheet, and on January 1, 2019, with respect to the unaudited pro forma combined condensed consolidated statements of income.

The unaudited pro forma combined condensed consolidated financial information and explanatory notes are based upon an appraisal of BancPlus common stock completed by an independent third party appraiser which determined a value for BancPlus common stock as of April 1, 2020 of $29.00 per share as to the 2,453,827 shares of BancPlus common stock issued to SCC stockholders. Such appraised value was determined solely for purposes of the preparation of unaudited pro forma combined condensed consolidated financial information and explanatory notes and is therefore subject to certain limitations, qualifications and assumptions and may not reflect the fair value of BancPlus common stock and should not be relied on for any reason. While BancPlus may seek valuations of its common stock in the future, BancPlus has no obligation to do so or, if BancPlus obtains a new appraised value of the its common stock, to disclose the new appraised value.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors. In addition, the preliminary determinations of the fair value of assets acquired and liabilities assumed reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary significantly from the actual fair values that will be recorded upon completion of the merger. Adjustments may include, but not be limited to, changes in (i) SCC’s balance sheet through the effective time of the merger; (ii) the aggregate value of share exchange consideration paid if the value of shares of BancPlus common stock varies from the assumed $29.00 per share; (iii) total transaction-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions. Additionally, the pro forma preliminary allocation of the purchase price reflected in the pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the final purchase price allocation, once completed.

The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;

•

BancPlus’s unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended March 31, 2020, included in BancPlus’s Quarterly Report filed on Form 10-Q for the three months ended March 31, 2020;

•	SCC’s unaudited consolidated financial statements for the three months ended March 31, 2020, included herein;

•

BancPlus’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in BancPlus’s Annual Report filed on Form 10-K for the year ended December 31, 2019; and

•	SCC’s audited consolidated financial statements for the year ended December 31, 2019, included herein.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2020

			Pro Forma			Pro Forma
	BancPlus	SCC	Adjustments			Combined
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$347,614	$75,314	$(8,012)	(a	)	$414,916
Investment securities	381,090	98,070	(2,999)	(b	)	476,161
Loans held for sale	16,312	503	—			16,815
Gross loans	2,094,112	899,036	(18,477)	(c	)	2,974,671
Less: Allowance for loan losses	21,170	7,281	(7,281)	(d	)	21,170

Net loans	2,072,942	891,755	(11,196)			2,953,501
Premises and equipment	74,645	31,884	(1,916)	(e	)	104,613
Operating lease right-of-use assets	38,413	—	—			38,413
Accrued interest receivable	12,125	3,665	—			15,790
Goodwill	2,616	27,408	(26,241)	(f	)	3,783
Core deposit intangible	—	261	5,096	(g	)	5,357
Deferred tax asset, net	409	718	3,879	(h	)	5,006
Other assets	86,646	54,693	1,437	(i	)	142,776

Total assets	$3,032,812	$1,184,271	$(39,952)			$4,177,131

Liabilities:
Deposits	$2,639,004	$1,015,914	$7,986	(j	)	$3,662,904
Advances from Federal Home Loan Bank and other borrowings	36,709	13,979	584	(k	)	51,272
Subordinated debentures payable to statutory trusts	41,238	15,465	(4,344)	(l	)	52,359
Operating lease liabilities	42,939	—	—			42,939
Accrued interest payable	1,068	2,859	—			3,927
Other liabilities	10,022	26,757	(42)	(m	)	36,737

Total liabilities	2,770,980	1,074,974	4,184			3,850,138
Stockholders’ Equity:
Common Stock	7,655	4,414	(1,960)	(n	)	10,109
Unearned Employee Stock Ownership Plan compensation	(4,184)	—	—			(4,184)
Additional paid-in capital	1,182	58,026	10,681	(n	)	69,889
Retained earnings	252,264	46,580	(52,580)	(n	)	246,264
Accumulated other comprehensive gain (loss), net	4,915	277	(277)	(n	)	4,915

Total stockholders’ equity	261,832	109,297	(44,136)			326,993

Total liabilities and stockholders’ equity	$3,032,812	$1,184,271	$(39,952)			$4,177,131

The estimated fair values of the assets acquired and liabilities assumed in the SCC acquisition are as follows:

(In thousands)
Assets acquired:
Cash and due from banks	$75,315
Securities, FHLB stock and FNBB stock	97,910
Loans, net	881,062
Premises and equipment	29,968
Accrued interest receivable	3,664
BOLI	28,442
Core deposit intangible	5,357
Taxes receivable	10,382
Deferred tax asset, net	4,597
Other assets	12,467

Total assets acquired	1,149,164

Liabilities assumed:
Deposits	1,023,899
Advances from FHLB and other borrowings	14,563
Subordinated debentures	11,121
Deferred compensation	19,979
Other liabilities	9,596

Total liabilities assumed	1,079,158

Net assets acquired	$70,006

Purchase price allocation:
Common stock issued	$71,161
Cash paid for fractional shares	12

Total purchase price	$71,173

Excess of consideration paid over fair value of net assets acquired - Goodwill	$1,167

(a)

Adjustment to record cash paid for fractional shares and closing costs associated with the merger. This includes, among other things, estimated legal, accounting and advisory services, severance costs and data process conversion costs.

(b)	Adjustments to reflect the fair value of investment securities acquired in the merger.
(c)	Adjustments to loans to reflect estimated fair value of the acquired loan portfolio comprised of a credit mark of $11.8 million and an interest rate mark of $6.7 million.
(d)	Adjustment to eliminate SCC’s allowance for loan losses.
(e)	Adjustment reflects the estimated fair value of premises and equipment acquired.
(f)

Adjustments reflect the preliminary estimate of goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired and elimination of SCC’s historical goodwill.

(g)	Adjustment to record fair value estimate of intangible assets specifically identified core deposit intangibles. The intangible will be amortized over a ten year life.

(h)

Estimated fair value adjustment on acquired deferred tax assets and liabilities, net using a 25.0% tax rate. The significant components of the proforma adjustments to deferred taxes include a deferred tax asset of $4.6 million related to fair value adjustments to acquired loans, a deferred tax asset of $2.0 million related to the fair value adjustment to deposits, a deferred tax liability of $1.3 million related to core deposit intangibles, a deferred tax liability of $1.1 million relating to the fair value adjustment to subordinated debentures and the elimination of the deferred tax asset of $ 1.8 million related to SCC’s historical allowance for loan losses.

(i)	Adjustments to other assets to reflect fair value.
(j)	Adjustments to interest-bearing deposits to reflect estimated fair value.
(k)	Adjustments to reflect prepayment costs and fair value of retained borrowings at acquisition date.
(l)	Adjustment to reflect estimated fair value of subordinated debentures.
(m)	Adjustments to other liabilities to reflect fair value.
(n)	Reflects issuance of 2,453,827 shares of BancPlus common stock at fair value estimate of $29.00 per share on the merger date. Adjustments eliminate SCC’s capital accounts.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

			Pro Forma			Pro Forma
	BancPlus	SCC	Adjustments			Combined
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$111,369	$46,851	$1,848	(a	)	$160,068
Investment securities	8,638	3,130	707	(b	)	12,475
Interest bearing bank balances and other	4,401	881	—			5,282

Total interest income	124,408	50,862	2,555			177,825
Interest expense:
Deposits	18,438	11,493	(4,237)	(c	)	25,694
Other borrowings	2,660	1,268	183	(d	)	4,111

Total interest expense	21,098	12,761	(4,054)			29,805

Net interest income	103,310	38,101	6,609			148,020
Provision for loan losses	586	456	—			1,042

Net interest income after provision for loan losses	102,724	37,645	6,609			146,978
Other operating income:
Service charges on deposit accounts	28,039	3,422	—			31,461
Mortgage origination income	4,569	—	—			4,569
Other income	25,145	4,874	—			30,019

Total other operating income	57,753	8,296	—			66,049
Other operating expenses:
Salaries and employee benefits	65,855	22,412	—			88,267
Net occupancy expenses	11,653	3,662	—			15,315
Furniture, fixtures and data processing expenses	15,702	2,555	(223)	(e	)	18,034
Other expenses	21,874	6,641	536	(f	)	29,051

Total other operating expenses	115,084	35,270	313			150,667

Income before income taxes	45,393	10,671	6,296			62,360
Income tax expense	8,993	2,623	1,574	(g	)	13,190

Net income	$36,400	$8,048	$4,722			$49,170

Share and per share data:
Earnings per common share:
Basic	$4.83	$2.28				$4.92
Diluted	$4.78	$2.28				$4.88
Weighted average common shares outstanding:
Basic	7,534	3,528		(h	)	9,988
Diluted	7,616	3,528		(h	)	10,070

(a)	Adjustment to interest income for accretion on SCC acquired loans based on expected fair market value.
(b)	Adjustment to interest income for accretion on SCC’s investment securities based on expected fair value.

(c)	Adjustment to interest expense for amortization on SCC’s time deposits based on expected fair value.
(d)	Adjustment to interest expense for amortization on SCC’s subordinated debentures based on expected fair values.
(e)	Depreciation adjustment related to fair value adjustment on premises.
(f)	Expected amortization of core deposit intangible based on a 10 year life.
(g)	Tax adjustment related to other pro forma adjustments calculated based on a tax rate of 25%.
(h)	Reflects the increase in weighted average shares in connection with the issuance of shares of BancPlus common stock in the merger.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2020

			Pro Forma			Pro Forma
	BancPlus	SCC	Adjustments			Combined
	(Dollars in thousands, except per share data)
Interest income:
Interest and fees on loans	$26,908	$11,849	$462	(a	)	$39,219
Investment securities	2,093	574	177	(b	)	2,844
Interest bearing bank balances and other	1,111	134	—			1,245

Total interest income	30,112	12,557	639			43,308
Interest expense:
Deposits	4,252	2,775	(680)	(c	)	6,347
Other borrowings	565	227	51	(d	)	843

Total interest expense	4,817	3,002	(629)			7,190

Net interest income	25,295	9,555	1,268			36,118
Provision for loan losses	185	27	—			212

Net interest income after provision for loan losses	25,110	9,528	1,268			35,906
Other operating income:
Service charges on deposit accounts	6,530	823	—			7,353
Mortgage origination income	1,259	—	—			1,259
Other income	6,411	829	—			7,240

Total other operating income	14,200	1,652	—			15,852
Other operating expenses:
Salaries and employee benefits	17,615	11,713	—			29,328
Net occupancy expenses	2,863	940	—			3,803
Furniture, fixtures and data processing expenses	4,231	5,725	(55)	(e	)	9,901
Other expenses	5,052	2,878	135	(f	)	8,065

Total other operating expenses	29,761	21,256	80			51,097

Income before income taxes	9,549	(10,076)	1,188			661
Income tax expense	1,873	(5,452)	297	(g	)	(3,282)

Net income	$7,676	$(4,624)	$1,565			$3,943

Share and per share data:
Earnings per common share:
Basic	$1.01	$(1.31)				$0.39
Diluted	$1.00	$(1.31)				$0.39
Weighted average common shares outstanding:
Basic	7,576	3,533		(h	)	10,030
Diluted	7,655	3,533		(h	)	10,109

(a)	Adjustment to interest income for accretion on SCC acquired loans based on expected fair market value.
(b)	Adjustment to interest income for accretion on SCC’s investment securities based on expected fair value.

(c)	Adjustment to interest expense for amortization on SCC’s time deposits based on expected fair value.
(d)	Adjustment to interest expense for amortization on SCC’s subordinated debentures based on expected fair values.
(e)	Depreciation adjustment related to fair value adjustment on premises.
(f)	Expected amortization of core deposit intangible based on a 10 year life.
(g)	Tax adjustment related to other pro forma adjustments calculated based on a tax rate of 25%.
(h)	Reflects the increase in weighted average shares in connection with the issuance of shares of BancPlus common stock in the merger.